UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2009, Jonathan H. Cartwright notified the board of directors of Bristow Group Inc. that he intended to resign from the board following the November 2009 board meeting.  He was designated to the board by Caledonia Investments plc, one of Bristow’s shareholders, pursuant to a Master Agreement dated December 12, 1996 among Bristow, a predecessor in interest to Caledonia and certain other persons.  Mr. Cartwright is currently the Finance Director of Caledonia, and Caledonia has announced that Mr. Cartwright will be leaving Caledonia once a successor has been recruited.  Under the Master Agreement, William P. Wyatt, the other director designated to Bristow’s board by Caledonia, is entitled to designate an individual to replace Mr. Cartwright on Bristow’s board.  Mr. Cartwright’s notice of intent to resign from the Board did not arise from any disagreement with  the Company or on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2009

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
Randall A. Stafford
Vice President, General
Counsel and Corporate Secretary